Exhibit 99.1

Workday Appoints Sayan Chakraborty to Co-President and Elects Mark Hawkins to Board of Directors

Robynne Sisco also appointed to vice chair

Appointments demonstrate company's continued commitment to artificial intelligence and machine learning and financial management momentum

PLEASANTON, Calif., Feb. 27, 2023 -- Workday, Inc. (NASDAQ:WDAY), a leader in enterprise cloud applications for finance and human resources, today announced the appointment of Sayan Chakraborty to co-president, the appointment of Robynne Sisco to vice chair, and the election of Mark Hawkins as an independent director of its Board of Directors. All appointments represent the company's continued leadership investments in key focus areas including artificial intelligence and machine learning and expanding Workday's financial management momentum.

Sayan, who holds a seat on the National Artificial Intelligence Advisory Committee (NAIAC), will continue leading the Product and Technology organization in its ongoing efforts to deliver new solutions that help Workday customers adapt to change at scale. Robynne Sisco will step down from her role as co-president and assume the role of vice chair, dedicating her focus to supporting Workday’s global sales team as it continues to build on its momentum with the office of the CFO.

“Sayan has not only been the driving force behind our innovation strategy and ability to scale our platform to support and enable the world’s largest organizations, but he is a true AI and ML visionary in enterprise software,” said Aneel Bhusri, co-founder, co-CEO, and chair, Workday. “Thanks to Sayan’s efforts, Workday is well-positioned to drive the future of work and we are pleased to recognize his leadership role across the organization now as co-president. Additionally, we look forward to the continued impact that Robynne will make as vice chair in helping to drive our momentum and advance Workday’s position as a leader in cloud finance.”

Workday also announced the appointment of Mark Hawkins to its board of directors, bringing a record of success helping global brands scale, and further adding to Workday’s bench of financial management expertise. Mark holds nearly four decades of experience at companies including Salesforce, Autodesk, Logitech, Dell, and Hewlett-Packard. Most recently, Mark served as President and Chief Financial Officer at Salesforce from August 2017 to February 2021, before being appointed President and CFO Emeritus, a position he held through November 2021.

“The pace of change we are seeing in the world today, specifically in how organizations manage their people and money, can only be matched by the speed of innovation,” said Mark Hawkins, independent director, Workday board of directors. “Workday is meeting the moment as it continues to drive the future of work through AI and ML. I’m looking forward to working with the fantastic leadership team and the rest of the board in bringing Workday’s transformative solutions to more organizations around the world.”

Mark received a bachelor’s degree from Michigan State University and a master’s degree in business administration from the University of Colorado. He currently serves on several boards including SecureWorks Inc., Toast, Inc., and Cloudflare, Inc.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics are built with artificial intelligence and machine learning at the core to help organizations around the world embrace the future of work. Workday is used by more than 10,000 organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

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Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s plans, beliefs, and expectations. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to, risks described in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the fiscal year ended January 31, 2023, and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

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